Exhibit 10.19

FOURTH AMENDMENT TO

CREDIT AGREEMENT

FOURTH AMENDMENT, dated as of May 21, 2010 (this “Amendment”), to the Credit Agreement, dated as of May 15, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.), a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), Dune Energy, Inc., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”; and together with Borrowers, each a “Loan Party” and collectively, the “Loan Parties”).

WHEREAS, the Loan Parties, the Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2. Amendments.

(i) New Definitions. Schedule 1.1 of the Credit Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

“Fourth Amendment” means the Fourth Amendment to Credit Agreement, dated as of May 21, 2010, among the Borrowers, the Guarantors, the Agent and the Lenders.”

“Fourth Amendment Effective Date” means the date on which the Fourth Amendment shall become effective in accordance with its terms.”

(iv) Section 5.23 (Title Work). Section 5.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.23 Title Work. No later than 60 days after the Fourth Amendment Effective Date, with respect to the Oil and Gas Properties of the Borrowers (other than the Comite and South Florence oil and gas fields), deliver to the Agent title information, including without limitation, title searches, title abstracts, title reports, and/or title opinions or updates to title opinions (together with reliance letters with respect to previously issued title opinions) setting forth a status of title satisfactory to Agent of such Oil and Gas Properties with respect to the Hydrocarbon Interests therein; provided, that such title work with respect to the Oil and Gas Properties of the Borrowers representing 70% of the PV-10 of the Proved Reserves of Borrowers as of the Fourth Amendment Effective Date must be completed no later than 30 days after the Fourth Amendment Effective Date.”

(v) Section 6.16 (Financial Covenants). Section 6.16(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Minimum EBITDA. Fail to achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$2.871,927	For the 1 month period ending February 28, 2010
$5,926,070	For the 2 month period ending March 31, 2010
$8,468,999	For the 3 month period ending April 30, 2010
$11,045,811	For the 4 month period ending May 31, 2010
$15,479,172	For the 5 month period ending June 30, 2010
$18,858,648	For the 6 month period ending July 31, 2010
$23,224,603	For the 7 month period ending August 31, 2010
$27,464,455	For the 8 month period ending September 30, 2010
$31,876,694	For the 9 month period ending October 31, 2010
$36,191,674	For the 10 month period ending November 30, 2010
$40,950,069	For the 11 month period ending December 31, 2010
$45,945,081	For the 12 month period ending January 31, 2011
$47,200,804	For the 12 month period ending February 28, 2011

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent and the Lenders, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent and the Lenders is hereinafter referred to as the “Fourth Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto on or prior to the Fourth Amendment Effective Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Fourth Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms (except as expressly waived herein).

(b) Execution of Amendment. The Agent and the Lenders shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by the Borrowers and each Guarantor.

(c) Amendment Fee. Borrower shall have paid to the Agent, for its sole and separate account and not the account of any Lender, an amendment fee of $100,000 in immediately available funds. Such amendment fee shall be fully earned and non-refundable on the date hereof.

4. Representations and Warranties. Each of the Borrowers and the Guarantors represents and warrants as follows:

(a) The execution, delivery and performance by the Borrowers or such Guarantor of this Amendment (including, without limitation, Section 5) and the performance by the Borrowers or such Guarantor of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and the Borrowers or such Guarantor has all requisite power, authority and legal right to execute, deliver and perform this Amendment (including, without limitation, Section 5) and to perform the Credit Agreement, as amended hereby.

(b) This Amendment and the Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers or such Guarantor, enforceable against the Borrowers or such Guarantor in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Fourth Amendment Effective Date as though made on and as of the Fourth Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Fourth Amendment Effective Date, or would result from this Amendment becoming effective in accordance with its terms (except as expressly waived herein).

5. Release. Each of the Borrowers and the Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Agent, the Lenders, the Borrowers and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Borrowers and the Guarantors makes the releases contained in this Section 5. In consideration of the Agent and the Lenders entering into this Amendment and agreeing to substantial concessions as set forth herein, each of the Borrowers and the Guarantors hereby fully and unconditionally releases and forever discharges each of the Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrowers or the Guarantors has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Advances, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Borrowers and the Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrowers or the Guarantors against the Released Parties which is not released hereby. Each of the Borrowers and the Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

6. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Fourth Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent and the Lenders (including the Issuing Lender) under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Costs and Expenses. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment.

(e) No Waivers. Except as otherwise expressly provided herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Credit Agreement and the other Loan Documents in respect of all such Defaults or Events of Default not waived or consented to hereby, under applicable law or otherwise.

(f) Amendment as Loan Document. The Borrowers and each Guarantor hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers or any Guarantor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(g) Governing Law. This Amendment shall be governed by the laws of the State of New York.

(h) Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF. the parties hereto have caused this Amendment to he executed and delivered as of the date first above written.

BORROWERS:

DUNK ENERGY, INC., a Delaware corporation

By:	/s/ Frank T. Smith, Jr.
Name:	Frank T. Smith, Jr.
Title:	Senior Vice President & Chief Financial Officer

DUNE PROPERTIES, INC., a Texas corporation.

By:	/s/ Frank T. Smith, Jr.
Name:	Frank T. Smith, Jr.
Title:	Senior Vice President, Secretary & Director

VAQUERO PARTNERS LLC, a Texas limited liability company

By:	/s/ Frank T. Smith, Jr.
Name:	Frank T. Smith, Jr.
Title:	Vice President, Secretary & Manager

GUARANTORS:

DUNE OPERATING COMPANY, a Texas corporation.

By:	/s/ Frank T. Smith, Jr.
Name:	Frank T. Smith, Jr.
Title:	Senior Vice President, Secretary & Manager

DUNE GC HOLDINGS, INC. a Delaware corporation

By:	/s/ Frank T. Smith, Jr.
Name:	Frank T. Smith, Jr.
Title:	Senior Vice President, Secretary & Manager

AGENT AND LENDER:

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent and as a Lender

By:	/s/ Gary Forlenza
Name:	Gary Forlenza
Title:	Vice President